February 17, 1997


Mr. John J. Shields
Vice Chairman
Centennial Technologies, Inc.
37 Manning Road
Billerica, MA 01821

Re:     Agreement to provide interim management and consulting services

Dear Jack:
This letter outlines the understanding between Jay Alix & Associates, a Michigan corporation ("JA&A") and Centennial Technologies, Inc. (the "Company") of the objectives, tasks, work product and fees for the engagement of JA&A to provide interim management services to the Company.

OBJECTIVES
----------

- To serve as interim CEO of the Company and assist the Board in determining the Company's financial condition

-       To serve as interim CFO

TASKS
-----

- To assist the Company in developing operating plans, cash flow forecasts and control procedures with which to manage the Company.

-       Manage the Company operations.

-       Interview management employees and review available reports.

- Develop information for the secured lender and negotiate toward revised loan agreements.

-       Assist in such other matters as may be mutually agreed upon.

WORK PRODUCT
------------

Our work product will be in the form of:

-       Information to be discussed with you and others, as you may direct.

- Written reports and analysis worksheets to support our suggestions as we deem necessary or as you may request.

Mr. John J. Shields
February 17, 1997
Page 2


STAFFING
--------

Lawrence J. Ramaekers will be the principal responsible for the overall engagement. He will be assisted by a staff of consultants at various levels, all of whom have a wide range of skills and abilities related to this type of assignment. In addition, we have relationships with and periodically retain independent contractors with specialized skills and abilities to assist us.

TIMING, FEES AND EXPENSES
-------------------------

We will commence this engagement immediately upon receipt of a signed engagement letter and retainer.

Hourly Fees
-----------

This engagement will be staffed with professionals at various levels as the tasks require. For purposes of semi-monthly billings, our fees will be based on the hours charged at our hourly rates which are:

                Principals                              $430 - $475
                Senior Associates                       $300 - $325
                Associates                              $235 - $260
                Accountants and Consultants             $ 90 - $160

Expenses
--------

We will require a retainer of $100,000 to be applied against the time charges, excluding expenses, specific to the engagement. We will submit semi-monthly invoices for services rendered and expenses incurred as described above, and we will offset such invoices against the retainer. Payment will be due upon receipt of the invoices to replenish the retainer to the agreed upon amount. Any unearned portion of the retainer will be returned to you at the termination of the engagement.

In addition to the fees set forth above, the Company shall pay directly or reimburse JA&A upon receipt of periodic billings, for all reasonable out-of-pocket expenses incurred in connection with this assignment such as travel, lodging, postage, telephone and facsimile charges.

Mr. John J. Shields
February 17, 1997
Page 3


Additional Consideration
------------------------

JA&A is granted options to purchase 200,000 shares of Company stock at a strike price set at the lowest average price for any 30-day period during the six-month period immediately following the resumption in trading of the Company's stock. Exercise period shall be three years after the end of JA&A's engagement.

RELATIONSHIP OF THE PARTIES
---------------------------

The parties intend that an independent contractor relationship will be created by this agreement. JA&A is not to be considered an employee or agent of the Company and the employees of JA&A are not entitled to any of the benefits that the Company provides for the Company's employees.

The Company also agrees not to solicit or recruit any employees or agents of JA&A for a period of two years subsequent to the completion and/or termination of this agreement.

CONFIDENTIALITY
---------------

JA&A agrees to keep confidential all information obtained from the Company. JA&A agrees that neither it nor its directors, officers, principals, employees, agents or attorneys will disclose to any other person or entity, or use for any purpose other than specified herein, any information pertaining to the Company or any affiliate thereof which is either non-public, confidential or proprietary in nature ("Information") which it obtains or is given access to during the performance of the services provided hereunder. JA&A also agrees that only those of its directors, officers, principals, employees, agents and attorneys who have a need-to-know to perform the services contracted herein and are under an obligation to maintain the confidentiality of the Information will be given access to the Information. JA&A may make reasonable disclosures of Information to third parties in connection with their performance of their obligations and assignments hereunder. In addition, JA&A will have the right to disclose to others in the normal course of business its involvement with the Company.

Information includes data, plans, reports, schedules, drawings, accounts, records, calculations, specifications, flow sheets, computer programs, source or object codes, results, models, or any work product relating to the business of the Company, its subsidiaries, distributors, affiliates, vendors, customers, employees, contractors and consultants.

Mr. John J. Shields
February 17, 1997
Page 4


The Company acknowledges that all advice (written or oral) given by JA&A to the Company in connection with JA&A's engagement is intended solely for the benefit and use of the Company (limited to its management) in considering the transactions to which it relates. The Company agrees that no such advice shall be used for any other purpose or reproduced, disseminated, quoted or referred to at any time in any manner or for any purpose other than accomplishing the tasks and programs referred to herein or in discussions with the Company's lenders or debt holders, without JA&A's prior approval (which shall not be unreasonably withheld) except as required by law. This agreement will survive the termination of the engagement.

FRAMEWORK OF THE ENGAGEMENT
---------------------------

The Company acknowledges that it is hiring JA&A purely to assist and advise the Company in business planning and restructuring. JA&A's engagement shall not constitute an audit, review or compilation, or any other type of financial statement reporting engagement that is subject to the rules of the AICPA or other such state and national professional bodies.

INDEMNIFICATION
---------------

In engagements of this nature, it is our practice to receive indemnification. Accordingly, in consideration of our agreement to act on your behalf in connection with this engagement, you agree to indemnify, hold harmless, and defend us (including our principals, employees and agents) from and against all claims, liabilities, losses, damages and reasonable expenses as they are incurred, including reasonable legal fees and disbursements of counsel, relating to or arising out of the engagement, including any legal proceeding in which we may be required or agree to participate but in which we are not a party. We, our principals, employees and agents may, but are not required to, engage a single firm of separate counsel of our choice subject to your consent, which consent shall not be unreasonably withheld, in connection with any of the matters to which this indemnification agreement relates. This indemnification agreement does not apply to actions taken or omitted to be taken by us in bad faith or from our gross negligence. This agreement will survive the termination of the engagement.

In addition to the foregoing indemnification, Lawrence J. Ramaekers and Eugene Bullis shall, along with other JA&A personnel, if any, who serve as officers of the Company, be individually covered by the same indemnification as is applicable to other officers of the Company. This agreement will survive the termination of the engagement.

Mr. John J. Shields
February 17, 1997
Page 5


TERMINATION AND SURVIVAL
------------------------

The agreement may be terminated at any time by written notice by one party to the other; provided, however, that notwithstanding such termination JA&A will be entitled to any fees and expenses due under the provisions of the agreement. Such payment obligation shall inure to the benefit of any successor or assignee of JA&A.

The obligations of the parties under the Indemnification and Confidentiality sections of this agreement shall survive the termination of the agreement as well as the other sections of this agreement which expressly provide that they shall survive termination of this agreement.

GOVERNING LAW
-------------

This letter agreement is governed by and construed in accordance with the laws of the State of Delaware with respect to contracts made and to be performed entirely therein and without regard to choice of law or principles thereof.

CONFLICTS
---------

We know of no fact or situation which would represent a conflict of interest for us with regard to the Company.

SEVERABILITY
------------

If any portion of the letter agreement shall be determined to be invalid or unenforceable, we each agree that the remainder shall be valid and enforceable to the maximum extent possible.

ENTIRE AGREEMENT
----------------

All of the above contains the entire understanding of the parties relating to the services to be rendered by JA&A and may not be amended or modified in any respect except in writing signed by the parties.

NOTICES
-------

All notices required or permitted to be delivered under this letter agreement shall be sent, if to us, to the address set forth at the head of this letter, to the attention of Mr. Melvin R. Christiansen, and if to you, to the address for you set forth above, to the

Mr. John J. Shields
February 17, 1997
Page 6


attention of your General Counsel, or to such other name or address as may be given in writing to the other party. All notices under the agreement shall be sufficient if delivered by facsimile or overnight mail. Any notice shall be deemed to be given only upon actual receipt.

If these terms meet with your approval, please sign and return the enclosed copy of this proposal and wire transfer the amount to establish the retainer.

We look forward to working with you.

Sincerely yours,

JAY ALIX & ASSOCIATES



Lawrence J. Ramaekers
Principal


Acknowledged and Agreed to:

CENTENNIAL TECHNOLOGIES, INC.

By:
       ----------------------------------------
       Donald R. Peck

Its:
       ----------------------------------------
       Treasurer and General Counsel

Dated:
       ----------------------------------------